Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this the Registration Statement on Form S-3 of Blue Ridge Bankshares, Inc. of our report dated March 15, 2024, relating to the consolidated financial statements of Blue Ridge Bankshares, Inc. and Subsidiaries, appearing in the Form 10-K of Blue Ridge Bankshares, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement/Prospectus.

/s/ Elliott Davis, PLLC

Raleigh, North Carolina

July 22, 2024